Exhibit 23(b)


     ERNST & YOUNG LLP      One Indiana Square            Phone: 317 681-7000
                            Suite 3400                    Fax:   317 681 7216
                            Indianapolis, Indiana 46204-2094



                           Consent of Independent Auditors



          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of Minnesota Power & Light Company and
          MP&L Capital I with respect to the offer of 5,000,000 Cumulative Quarterly Income Preferred Securities and to the incorporation by reference therein of our report dated February 9, 1995 (except
          Note 14, as to which the date is February 23, 1995), with respect to the consolidated financial statements of ADESA Corporation, which were included in Minnesota Power & Light Company's Current Report on Form 8-K dated July 12, 1995, and to our report dated January 17, 1996 (except Note 13, as to which the date is January 19, 1996), with respect to the consolidated financial statements of ADESA Corporation (not presented separately therein) which are included in the consolidated financial statements of Minnesota Power & Light Company's that are included in Minnesota Power & Light Company's Current Report on Form 8-K dated
          February 16, 1996, filed with the Securities and Exchange
          Commission.


                                        /s/ Ernst & Young LLP


          February 16, 1996